Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BioCardia, Inc. <formerly Tiger X Medical, Inc.>

San Carlos, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 25, 2016, relating to the consolidated financial statements of Tiger X Medical, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Anton & Chia, LLP

Newport Beach, California

February 8, 2016